As filed with the Securities and Exchange Commission on March 25, 1996

                                                      Registration No. 33-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under

                           THE SECURITIES ACT OF 1933


                         AMERISOURCE HEALTH CORPORATION
               (Exact name of issuer as specified in its charter)

           Delaware                                      23-2546940
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                            300 Chester Field Parkway
                                Malvern, PA 19355
                                 (610) 296-4480

                    (Address of principal executive offices)

                AMERISOURCE CORPORATION EMPLOYEE INVESTMENT PLAN
                            (Full title of the plan)

                          TERESA T. CICCOTELLI, ESQUIRE
                            300 Chester Field Parkway
                                Malvern, PA 19355

                     (Name and address of agent for service)

                                 (610) 296-4480
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             JAMES W. McKENZIE, JR.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-4852


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================================
      Title of securities            Number of           Proposed maximum        Proposed maximum
             to be                 shares to be           offering price             aggregate                 Amount of
          registered              registered (1)           per share (2)        offering price (2)        registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock,                1,000,000               $31.625                $31,625,000                 $10,906
par value $.01 per share
===================================================================================================================================

(1) This registration statement covers shares of Class A Common Stock of AmeriSource Health Corporation which may be offered or sold pursuant to the AmeriSource Corporation Employee Investment Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Class A Common Stock on March 18, 1996, as reported on the Nasdaq National Market.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price per 2900.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, as filed by AmeriSource Health Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Class A Common Stock of the Company contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company or the AmeriSource Corporation Employee Investment Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation, as amended (the "Charter") provides that directors of the Company shall be entitled to all limitations on the liability of directors available under the Delaware General Corporation Law (the "DGCL"). Further, the Charter provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts described under Section 174 of the DGCL relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. In addition, Section 145 of the DGCL and Article IV of the Company's Bylaws under certain circumstances, provide for the indemnification of the Company's officers and directors against liabilities which they may incur in such capacities.

         In general, any officer or director of the Company shall be indemnified by the Company against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Company, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Company's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by the DGCL or any other applicable law.

         Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Company shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Company.

         Expenses incurred by a director or officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Company as authorized by the Bylaws.

         The indemnification and advancement of expenses provided by, or granted pursuant to Article IV of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

         The Board of Directors has the power to authorize the Company to purchase and maintain insurance on behalf of the Company and others to the extent that power to do so has not been prohibited by the DGCL, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Company to indemnify a director or officer under Article IV of the Bylaws is a contract between the Company and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                              Exhibit

  5.1             Opinion of Morgan, Lewis & Bockius LLP.
  5.2 Internal Revenue Service Determination Letter received from the Internal Revenue Service on February 16, 1995. The Registrant undertakes that it will cause to be submitted any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
 23.1             Consent of Ernst & Young LLP.
 23.2 Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).



Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Forge, Commonwealth of Pennsylvania on March 25, 1996.

                         AMERISOURCE HEALTH CORPORATION



                                    By:      /s/Kurt J. Hilzinger
                                             -----------------------------
                                             Kurt J. Hilzinger
                                             Vice President, Chief Financial
                                             Officer and Treasurer


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the AmeriSource Corporation Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Forge, Commonwealth of Pennsylvania, on March 25, 1996.

                                    AMERISOURCE CORPORATION
                                    EMPLOYEE INVESTMENT PLAN

                                    By:      AMERISOURCE CORPORATION
                                             BENEFITS COMMITTEE


                                    By:      /s/John A. Aberant
                                             ----------------------------------
                                             Chairman of the Benefits Committee

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                             Title                                   Date


/s/John F. McNamara                                  Chairman of the Board, President        March 25, 1996
---------------------                                and Chief Executive Officer
John F. McNamara                                     (Principal Executive Officer)



---------------------                                Director                                March __, 1996
Bruce C. Bruckmann


/s/ Michael A. Delaney
---------------------                                Director                                March 25, 1996
Michael A. Delaney

/s/ Richard C. Gozon
---------------------                                Director                                March 25, 1996
Richard C. Gozon

/s/ Lawrence C. Karlson
-----------------------                              Director                                March 25, 1996
Lawrence C. Karlson

/s/ George Strong
---------------------                                Director                                March 25, 1996
George Strong

/s/ James A. Urry
---------------------                                Director                                March 25, 1996
James A. Urry


---------------------                                Director                                March __, 1996
Barton J. Winokur


/s/Kurt J. Hilzinger                                 Vice President, Chief                   March 25, 1996
---------------------                                Financial Officer and
Kurt J. Hilzinger                                    Treasurer (Principal Financial
                                                     and Accounting Officer)


                         AMERISOURCE HEALTH CORPORATION

                                INDEX TO EXHIBITS


    Exhibit Number        Document
    --------------        --------


          5.1             Opinion of Morgan, Lewis & Bockius LLP.

          5.2 Internal Revenue Service Determination Letter received from the Internal Revenue Service on February 16, 1995.

         23.1             Consent of Ernst & Young LLP.